Exhibit 10.1

LOAN AND SECURITY AGREEMENT

BETWEEN

iSUN, INC., as Borrower

AND

B. RILEY COMMERCIAL CAPITAL, LLC, as Lender

i

	6.5	Solvency	11
	6.6	Financial Statements	11
	6.7	No Material Adverse Change	11
	6.8	Litigation	11
	6.9	Name and Principal Place of Business	11
	6.10	Financing Statements	12
	6.11	Ineligible Securities	12
	6.12	Use of Loan Proceeds	12

7.	BORROWER’S COVENANTS		12

	7.1	ATM	12
	7.2	Incurrence of Additional Debt	12
	7.3	Liens	12
	7.4	Release by Lender	12
	7.5	Transactions with Affiliates	12
	7.6	Financial Statements; Reports	12
	7.7	Affirmation of Representations and Warranties	13
	7.8	Title	13
	7.9	Performance of Obligations; Notice of Default	13
	7.10	OFAC	13
	7.11	Loan Expenses	13
	7.12	Notice of Certain Matters	13
	7.13	Additional Reports and Information	14
	7.14	Further Assurances	14
	7.15	Amendment of Organizational Documents	14

8.	EVENTS OF DEFAULT		14

9.	REMEDIES		16

	9.1	Remedies	16
	9.2	Cumulative Remedies, No Waiver	16

10.	MISCELLANEOUS		16

	10.1	Additional Indebtedness	16
	10.2	Additional Acts	16
	10.3	Loan Agreement Governs	16
	10.4	Additional Advances	17
	10.5	Amendment; Waiver; Approval	17
	10.6	Notice	17
	10.7	Benefit; Assignment	18
	10.8	Governing Law	18
	10.9	Indemnity	18
	10.10	Headings	18
	10.11	No Partnership or Joint Venture	18
	10.12	Time is of the Essence	18
	10.13	Invalid Provisions	18
	10.14	Acts by Lender	18

ii

10.15	Binding Provisions	19
10.16	Counterparts	19
10.17	No Third Party Beneficiary	19
10.18	Publicity	19
10.19	Joint and Several Obligations	19
10.20	JURISDICTION AND VENUE	19
10.21	JURY WAIVER	20

iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is dated as of September 30, 2021, by and between iSun, Inc., a Delaware corporation and all of its affiliated entities, including the entities set forth in Schedule A attached hereto (“Borrower”), and B. Riley Commercial Capital, LLC and its successors and assigns (“Lender”).

1.           RECITALS.

1.1      Borrower has requested that Lender make a Loan to Borrower in the maximum principal amount of TEN MILLION DOLLARS ($10,000,000.00), the proceeds of which shall be used by Borrower for acquisition finance, general corporate purposes and working capital for Borrower.  Lender has agreed to provide the Loan to Borrower subject to the terms and conditions set forth herein.

1.2        In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

2.           DEFINITIONS.

2.1        Defined Terms.  All capitalized terms used in this Agreement and not otherwise defined in this Agreement or in the Note shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, (i) such Person or (ii) any general partner, manager or managing member of such Person; (b) any other Person 50% or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner, manager or managing member of such Person, and (c) any general partner, limited partner or member of (i) such Person or (ii) any general partner or managing member of such Person.  As used in the previous sentence, “control” means the possession, directly or indirectly, of the power to cause the direction of the management of a Person, whether through voting securities, by contract, family relationship or otherwise.

“Applicable Laws” shall mean all laws, statutes, ordinances, codes, rules, regulations, judgments, decrees or orders of any state, federal or local government or agency which are applicable to Borrower or its assets.

“ATM” shall have the meaning set forth in Section 7.1 hereof.

“ATM Agreement” shall have the meaning set forth in Section 7.1 hereof.

“Business Day” shall mean each day excluding Saturdays, Sundays and any other day on which Lender is closed for business.

“Closing Date” shall have the meaning set forth in Article 4 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all assets of Borrower including, without limitation, the money, cash, cash equivalents, Accounts, Deposit Accounts, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, books and records, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing and Supporting Obligations of Borrower, whether now owned or acquired in the future.  The capitalized foregoing terms shall have the meanings given them in the UCC.  Collateral includes the Securities Accounts and all securities and amounts contained therein.

“Common Stock” means Borrower’s CommonSstock, par value $0.0001 per share.

“Debt” shall mean with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under any capital lease of real or personal property, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business or consistent with past practice), (e) all indebtedness secured by a Lien on the property of such Person, and (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person.

“Default Rate” shall mean the Loan Rate plus three percent (3%) per annum.

“Deposit Account Control Agreement” shall mean the Deposit Account Control Agreement to be executed on or before the Closing Date among Borrower, Lender and [NBT].

“Event of Default” shall have the meaning set forth in Section 8 hereof.

“Guarantee” shall mean the Guarantee by the affiliated entities of the Borrower named therein in favor of the Lender of even date herewith.

 “Governmental Agency” shall mean any governmental or quasi‑governmental agency, board, bureau, commission, department, court, administrative tribunal or other instrumentality or authority, and any public utility.

“Indebtedness” shall mean any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender or to any of its Affiliates or successors, arising under or in connection with the Loan, this Agreement or any other Loan Document.

“IP Security Agreement” shall mean the Intellectual Property Security Agreement between Borrower and Lender of even date herewith.

“Irrevocable Placement Notice” shall have the meaning set forth in Section 7.1 hereof.

“Liens” shall mean with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” shall mean the term loan from Lender to Borrower in an amount not to exceed TEN MILLION and No/100 Dollars ($10,000,000.00) on the terms set forth in this Agreement and the Note.

“Loan Documents” shall mean this Agreement, the Note, the Deposit Account Control Agreement, the Guarantee, the IP Security Agreement, the Power of Attorney, the Irrevocable Placement Notice, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments, restatements, supplements and modifications thereof.

“Loan Expenses” shall mean, collectively, the expenses, charges, costs (including both hard costs and soft costs) and fees relating to the making, administration, negotiation, documentation, extension or any other aspect of the Loan, including, without limitation, Lender’s reasonable attorneys’ fees and costs in connection with the negotiation and documentation of the Loan (not exceeding $35,000), all recording fees and charges, title insurance charges and premiums, escrow fees, fees of insurance consultants, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

 “Loan Rate” shall mean 8.0% per annum, payable on the Maturity Date or upon any prepayment.

“Maturity Date” shall mean October  15, 2022.

“Note” shall mean the  Note evidencing the Loan dated as of even date herewith by Borrower payable to the order of Lender in the original principal amount of TEN MILLION and No/100 Dollars ($10,000,000.00), as the same may be amended, restated, modified or supplemented and in effect from time to time

 “Permitted Liens” shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings, (b) Liens arising in the ordinary course of business, (c) Liens described on Schedules 6.3 and 6.10 as of the Loan Closing Date and (d) Liens arising under the Loan Documents.

“Person” shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

 “Power of Attorney” shall have the meaning set forth in Section 4.9 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement and as amended from time to time.

“Unmatured Default” shall mean an event or circumstance that with the giving of notice, the passage of time, or both, would constitute an Event of Default.

2.2         Singular and Plural Terms.  The meaning of defined terms are equally applicable to the singular and plural forms of the defined terms.

2.3        Accounting Principles.  Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, tax accounting principles applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender.

2.4        References and Other Terms.  Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be modified.  References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.  References to subparagraphs shall be construed as references to the same Section in which the reference appears.  The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind.  The terms “including” and “include” mean “including (include) without limitation.”

3.           THE LOAN.

3.1          Borrowing; Prepayments.

(a)          Commitment.  Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender the maximum aggregate principal amount of TEN MILLION and No/100 Dollars ($10,000,000.00).

(b)         Voluntary Prepayments.  Borrower may from time to time prepay the Loan in advance in whole or in part; provided that Borrower shall give Lender notice thereof, not later than 11:00am New York time, on the date of such prepayment, specifying the date and amount of such prepayment.

(c)         Mandatory Prepayments.  Unless sooner paid in full, the outstanding principal balance of the Loan shall be paid in full on the Maturity Date.  Notwithstanding the foregoing, Borrower shall be required to prepay the outstanding principal balance, together with any accrued interest and fees, of the Loan upon the occurrence of the following events and in the following amounts (each a “Mandatory Prepayment”):

(i)          Upon the closing of any sale of any of the assets of Borrower or Collateral provided to Lender hereunder, Borrower shall make a Mandatory Prepayment in the amount of such sale;

(ii)        Upon the closing of any sale of debt or equity securities of Borrower, Borrower shall make a Mandatory Prepayment in an amount equal to the net proceeds of such sale; and

(iii)        Upon sales under the ATM, Borrower shall make Mandatory Prepayments with the net proceeds from such sales.

Prior to the Maturity Date, all Mandatory Prepayments under clauses (i) and (ii) shall be applied first to any unpaid fees and expenses due and owing under this Agreement and second to scheduled payments in the inverse order of maturity.

3.2         Loan Evidenced by the Note.  The Loan hereunder shall be evidenced by the Note, substantially in the form of Exhibit A, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement.

3.3         Calculation of Interest.  Borrower promises to pay interest on the unpaid principal amount of the Loan for the period commencing on the date of the Loan until such Loan is paid in full at the Loan Rate; provided, if at any time an uncured Event of Default exists, the interest rate applicable to the Loan shall be increased to the Default Rate.  In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under Applicable Law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

3.4         Payments of Principal and Interest    Unless sooner paid in full, the outstanding principal balance of the Loan, together with all accrued and unpaid interest shall be paid in full on the Maturity Date.

3.5        Default Rate.  Upon the occurrence of an uncured Event of Default under this Agreement or any of the other Loan Documents, after the Maturity Date or following the acceleration of the maturity of the Loan, Lender may, if permitted under Applicable Law, do one or both of the following:  (a) increase the rate of interest on the outstanding principal balance of the Loan and any other amounts then owing by Borrower to Lender to the Default Rate until paid in full and (b) add any unpaid accrued interest to principal and such sum shall bear interest therefrom until paid in full at the Default Rate.  Neither the Loan Rate nor the Default Rate shall exceed the maximum rate permitted by Applicable Law under any circumstance.

3.6         Late Charge.  If any payment under this Agreement or any other Loan Document is not made when such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” equal to three percent (3.0%) of the amount of that payment.  This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.  Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of three (3) cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

3.7         Fees.  Borrower shall pay to Lender, for Lender’s sole account in immediately available funds, upon the repayment in full of the Loan:  (a) an origination fee of 4.0% of the original principal amount of the Loan (Four Hundred Thousand dollars ($400,000.00)), provided that such fee shall increase by 1.0% on January 15th and on the 15th day of each month thereafter, up to a maximum of 7.0% in the aggregate (Seven Hundred Thousand dollars ($700,000)); and (b) any Loan Expenses then due and owing.

4.         CLOSING DOCUMENTS AND CONDITIONS PRECEDENT.  Prior to the making of  the Loan, Borrower shall execute and/or deliver to Lender those of the following documents and other items reasonably required to be executed and/or delivered by Borrower, and shall cause to be executed and/or delivered to Lender those of the following documents and other items reasonably required to be executed and/or delivered by others, all of which documents and other items shall contain such provisions as shall be reasonably required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lender (the first date on which all such documents and other items being accepted by Lender being the “Closing Date”) :

4.1         Loan Documents.  The Loan Documents.

4.2        Searches.  Current Uniform Commercial Code, federal and state tax lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and disclosing no matters objectionable to Lender.  Borrower agrees that Lender shall file, on the Closing Date, UCC-1 financing statements suitable for the perfection of the security interests granted by Borrower in the Collateral hereunder.

4.3       Opinion of Counsel.  Opinion letter from legal counsel for Borrower (which counsel must be approved by Lender with respect to the issuance of such opinion) opining to the authority of said parties to execute, deliver and perform their respective obligations under the Loan Documents, to the validity and binding effect and enforceability of the Loan Documents, to the perfection of the security interests provided to Lender in the Collateral, and to such other matters as Lender and its counsel shall reasonably require.

4.4        Financial Conditions.  Evidence that, as of the date of the Loan, there has been no material adverse change in the business prospects or financial condition of Borrower since the date of the most recent financial statements or projections delivered to Lender.

4.5         Organizational Documents.  A certified copy (certified, where applicable, by the state office in which such documents were filed, and in all other cases by an appropriate representative of the entity) of:

(a)          The Certificate of Incorporation of Borrower;

(b)          The Bylaws of Borrower;

(c)          A Good Standing Certificate for Borrower from the Secretary of State of Delaware, reflecting that Borrower is in good standing in the State of Delaware;

(d)          Resolutions of Borrower authorizing the execution and delivery of the documents evidencing and securing the Loan, certified by an appropriate representative of Borrower;

(e)          An incumbency certificate, including specimen signatures for all individuals executing any of the Loan Documents of Borrower, certified by the manager or other appropriate representative of Borrower;

(f)        All other instruments and documents concerning the formation and existence of Borrower and each of its Affiliates, and the execution and delivery of the Loan Documents by Borrower and each of its Affiliates,  as required by Lender.

4.6        Conditions Precedent in General.  In addition to the other conditions set forth herein, the obligation of Lender to make the Loan shall be conditioned upon and subject to the payment to Lender of all loan fees then owing from Borrower to Lender, including without limitation the Loan Expenses, and to satisfaction of all of the following conditions:

(a)          All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement.

(b)          Borrower shall have performed, or Lender shall have waived, all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement.

(c)          There shall be no material adverse change in the business prospects or financial condition of Borrower as reasonably determined by Lender.

(d)         No Event of Default shall have occurred that has not been waived in writing by Lender, and no Unmatured Default shall then exist.

(e)         No litigation or proceedings are pending (including proceedings under Title 11 of the United States Code) against Borrower, which litigation or proceedings, in the reasonable judgment of Lender, would adversely affect Borrower’s ability to perform its respective obligations under the Loan Documents.

4.7         Borrower Account.  Borrower shall, at all times while any amounts remain outstanding hereunder, maintain an account with Lender.

4.8         Power of Attorney.  Borrower shall execute and deliver to Lender a Power of Attorney (the “Power of Attorney”), substantially in the form attached hereto as Exhibit B.

4.9         Additional Documents.  Such other papers and documents regarding Borrower as Lender may reasonably require.

5.           SECURITY INTEREST AND THE COLLATERAL.

5.1         Security Interest.  As security for the full and timely payment of the Indebtedness in accordance with the terms of this Loan Agreement, the Note and the other Loan Documents and the full and timely payment and performance of all of the obligations of Borrower under this Agreement, the Note and the other Loan Documents (the “Obligations”), Borrower hereby grants to Lender a continued enforceable perfected security interest under the UCC in and to such of the Collateral as is now owned or acquired after the date of this Agreement by Borrower, including without limitation all money, cash, cash equivalents, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Electronic Chattel Paper, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, books and records, and the products, profits, rents of, dividends or distributions on, accessions to, and all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing and Supporting Obligations of Borrower, and agrees that, upon filing of all applicable UCC-1 financing statements with the appropriate offices, Lender shall have a perfected security interest in and to such Collateral.  The Collateral is intended to be all assets of Borrower, whether or not within the scope of the Code.  Borrower hereby ratifies any and all financing statements and amendments to financing statements evidencing Lender's security interest in the Collateral filed prior to the date hereof.

5.2         Rights and Remedies of a Secured Party.  In addition to all rights and remedies given to Lender pursuant to this Agreement, the Note, and the other Loan Documents, Lender shall have all of the rights and remedies of a secured party under the UCC.  Borrower and Lender agree that this Agreement shall constitute a Security Agreement within the meaning of the UCC, Borrower being the debtor and Lender being the secured party.  Promptly upon request of Lender from time to time after the occurrence of an Event of Default, Borrower shall deliver to Lender, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to Borrower’s contracts or the performance of Borrower’s contracts, and (2) evidence of Borrower’s Accounts and statements showing the aging, identification, reconciliation and collection thereof, all of the foregoing to be certified by an authorized officer or other employee of Borrower.  Lender shall have the right at any time after the occurrence of an Event of Default, in its sole discretion, to give notice of Lender's security interest to account debtors obligated to Borrower, to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to Lender and to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce Borrower's contract rights.  Further, upon the occurrence of any Event of Default, and promptly following demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.  The right of Lender under this paragraph to have the Collateral assembled and made available to it may, at Lender’s election, be enforced by an action in equity for injunctive relief or specific performance.  It is understood and agreed by Borrower that Lender shall have no liability whatsoever under this Agreement except for its own gross negligence or willful misconduct.

5.3        Further Actions.  Borrower shall at any time and from time to time, take such steps as Lender may request (i) to cause any bailee having possession of any of the Collateral to provide to Lender a written acknowledgement of Lender's security interest in such Collateral, in form and substance satisfactory to Lender, (ii) to cause Lender to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, and (iii) otherwise to ensure the continued perfection and priority of Lender's security interest in any of the Collateral and of the preservation of its rights therein.  Further, Borrower will immediately notify Lender in writing in the event that Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim.  Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim.  Borrower shall execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Obligations.  Borrower authorizes Lender to file (without Borrowers signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim.  Additionally, Borrower shall provide Lender with written notice of any Letters of Credit for which Borrower is the beneficiary.  Borrower shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as Lender may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

5.4        Actions With Respect to Accounts.  Borrower irrevocably makes, constitutes and appoints Lender (and any of Lender's designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions, in its name or in the name of Lender, as Lender may determine, at any time after the occurrence of an Event of Default and for so long as such Event of Default continues (except as expressly limited in this Article 5) without notice to Borrower and at Borrower's expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) In any case and for any reason, notify the United States Postal Service to change the address for delivery of mail addressed to Borrower to such address as Lender may designate;

(f) In any case and for any reason, receive, open and dispose of all mail addressed to Borrower;

(g) Take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts by legal proceedings or otherwise, and for such purpose Lender may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to Lender;

(ii) Receive and collect all monies due or to become due to Borrower;

(iii) Exercise all of Borrower's rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(v) Sell or assign Accounts on such terms, for such amounts and at such times as Lender deems advisable;

(vi) Prepare, file and sign Borrower's name on any proof of claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(vii) Prepare, file and sign Borrower's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien, or similar document in connection with the Collateral;

(viii) Endorse the name of Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into Lender's possession;

(ix) Sign the name of Borrower to verifications of Accounts and notices of Accounts sent by account debtors to Borrower; or

(x) Take all other actions necessary or desirable to protect Borrower's and Lender’s interest(s) in the Accounts.

Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Indebtedness is paid in full and Borrower shall have performed all of its obligations under this Agreement. Borrower further agrees to use its best efforts to assist Lender in the collection and enforcement of the Accounts and will not hinder, delay or impede Lender in any manner in its collection and enforcement of the Accounts.  NEITHER LENDER, NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

5.5        Preservation of Rights Against Third Parties; Preservation of Collateral in Lender's Possession.  Until such time as Lender exercises its right to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of Borrower's contract rights, Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and its contracts against third parties. Lender’s duty of care with respect to Collateral in its possession (as imposed by law) will be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or third person, and Lender need not otherwise preserve, protect, insure or care for such Collateral.  Lender shall not be obligated to preserve rights that Borrower may have against prior parties, to liquidate the Collateral at all or in any particular manner or order or apply the Proceeds of the Collateral in any particular order of application.  Lender has no obligation to clean up or prepare Collateral for sale.  If notice to Borrower of any intended disposition of Collateral or any other intended action is required by applicable law in a particular situation, such notice will be deemed commercially reasonable if given in the manner specified in this Agreement at least ten (10) calendar days before the date of intended disposition or other action.

5.6         Assignment of Deposit Accounts.  As permitted by the terms of any previously existing liens on Borrower’s deposit accounts, prior to or concurrently with the execution of this Agreement, Borrower shall perfect the security interest of Lender in such Borrower’s deposit accounts including, without limitation, a Deposit Account Control Agreement for each such deposit account.

6.          REPRESENTATIONS AND WARRANTIES.  In order to induce Lender to execute this Agreement and to make the Loan, Borrower represents and warrants to Lender as follows:

6.1        Formation, Qualification and Compliance.  Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each of the jurisdictions in which it conducts business except to the extent that failure to do so would not result in a material adverse effect to the Company’s business.  Borrower has full power and authority to conduct its business as presently conducted, to enter into this Agreement, the other Loan Documents to which it is a party and to perform all of its duties and obligations under this Agreement and such other Loan Documents.  Such execution and performance have been duly authorized pursuant to the Certificate of Incorporation and Bylaws of Borrower.

6.2         Execution and Performance of Loan Documents.

(a)          Borrower has all requisite authority to execute, deliver, and perform its obligations under the Loan Documents.

(b)         The execution and delivery by Borrower and the performance by Borrower of its obligations under each Loan Document have been authorized by all necessary action and do not and will not:

(i)          require any consent or approval not heretofore obtained of any Person;

(ii)       violate any provision of, or require any consent or approval not heretofore obtained under, any governing document applicable to Borrower;

(iii)       result in or require the creation of any lien, claim, charge or other right of others of any kind (other than under or as provided for in the Loan Documents) on or with respect to any property now or hereafter owned or leased by Borrower or any of its Affiliates;

(iv)        violate any provision of any Applicable Law presently in effect; or

(v)        constitute a breach or default under, or permit the acceleration of obligations owed under, any contract, loan agreement, lease or other agreement or document to which Borrower is a party or by which Borrower or any of its property is bound.

(c)          Borrower is not in default, in any respect, that is adverse to Lender’s interests in or under the Loan Documents or that would have any material adverse effect on the financial condition of Borrower or the conduct of their respective businesses, under any Applicable Law, contract, lease or other agreement or document described in subparagraphs (ii) or (v) of the previous Subsection.

(d)        No approval, license, exemption or other authorization from, or filing, registration or qualification with, any Governmental Agency is required in connection with:

(i)          the execution by Borrower of, and the performance by Borrower of its obligations under, the Loan Documents; and

(ii)         the creation of the liens described in the Loan Documents other than the recording of recordable documents and filing the financing statements.

6.3         Title.  Borrower owns good and marketable fee simple title to the Collateral.  The Collateral is owned free and clear of all liens, claims and encumbrances, except as set forth on Schedule 6.3.

6.4         Validity and Enforceability of Documents.  Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the parties that have executed the same in accordance with the respective provisions thereof, and shall be enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor’s rights.

6.5        Solvency.  Borrower is solvent and able to pay its debts as such debts become due, and has capital sufficient to carry on Borrower’s present business transactions.  The value of Borrower’s property, at a fair valuation, is greater than the sum of its debts.  Borrower is not bankrupt or insolvent, nor has Borrower made an assignment for the benefit of its creditors, nor has there been a trustee or receiver appointed for the benefit of Borrower’s creditors, nor has there been any bankruptcy, reorganization or insolvency proceedings instituted by or against Borrower, nor will Borrower be rendered insolvent by Borrower’s execution, delivery or performance of the Loan Documents or by the transactions contemplated thereunder.

6.6        Financial Statements.  All financial statements submitted to Lender relating to Borrower, are materially true, complete and correct, and have been prepared in accordance with tax accounting principles and fairly present the financial condition of Borrower and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement.

6.7        No Material Adverse Change    There has been no material adverse change in the condition, financial or otherwise, or the properties or businesses of Borrower since the dates of the latest financial statements furnished to Lender.  Since those dates, Borrower has not entered into any material transaction which would have a material adverse effect on Borrower whether or not disclosed in such financial statements or otherwise disclosed to Lender in writing, and there do not exist any circumstances or conditions that with the passage of time or giving of notice or both would result in an Event of Default under any of the Loan Documents.

6.8        Litigation.  Except as set forth in Schedule 6.9, there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, investigation, claims or demand pending or, to the best of Borrower’s knowledge, after due inquiry, threatened, affecting Borrower or the Collateral, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have an adverse effect on the financial condition, business or properties of Borrower, or which would prevent Borrower from complying with or performing its obligations under this Agreement, the Note or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists

6.9        Name and Principal Place of Business.  Except as set forth on Schedule 6.9, Borrower presently uses no trade name other than its actual name.  Borrower’s principal place of business is 400 Avenue D, Suite 10, Williston, VT 05495.

6.10       Financing Statements.  Except to the extent set forth in Schedule 6.10, there are no UCC financing statements in effect with respect to the Collateral other than those to be filed and/or recorded by Lender which name Borrower as debtor.  Except to the extent set forth on Schedule 6.10, the security interests in the Collateral granted to Lender herein (i) constitute and will continue to constitute perfected security interests under the UCC (or other applicable law) entitled to all the rights, benefits and priorities provided by the UCC (or other applicable law) and (ii) are and will continue to be superior and prior to the rights of all third parties, to the full extent provided by law.  All filing fees and other expenses in connection with filing of financing statements or continuations thereof shall be paid by Borrower, and Lender shall be reimbursed by Borrower for any such fees and expenses incurred by Lender.

6.11       Ineligible Securities.  No portion of the Loan shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any Affiliate of Lender during the underwriting period and for thirty (30) days thereafter.

6.12      Use of Loan Proceeds. The proceeds of the Loan disbursed to Borrower shall be used by Borrower solely for the purposes set forth in Section 1.1 hereof.

7.           BORROWER’S COVENANTS.

7.1        ATM.  Borrower covenants and agrees to maintain in effect the “at the market” offering program (“ATM”) pursuant to that certain At Market Issuances Sales Agreement, dated June 21, 2021, between the Company and B. Riley Securities, Inc. (the “Agent”) (as the same may be amended or modified from time to time, the (“ATM Agreement”) until the Loan, all accrued interest and fees, and the remaining Loan Expenses are paid in full. In furtherance thereof, the Borrower shall execute in favor the Agent an irrevocable placement notice in form and substance satisfactory to the Agent (the “Irrevocable Placement Notice”). All net proceeds of the ATM shall be used to repay the Loan, all accrued interest and fees, and any outstanding Loan Expenses

7.2         Incurrence of Additional Debt.  Except for indebtedness (including, without limitation, revolving lines of credit) existing as of the date of this Agreement, Borrower shall not create, incur, assume or suffer to exist any additional Debt, direct or indirect, without the prior written consent of Lender.

7.3        Liens.  Borrower shall not create or permit to exist any Lien on any of its real or personal properties (whether now owned or hereafter acquired), including without limitation, any of the Collateral, except the Permitted Liens.

7.4        Release by Lender.  With respect to the matters set forth in Section 7.3 above, if Borrower shall fail promptly to discharge any asserted liens or claims, then Lender may, but shall not be required to, procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, and any amounts so expended by Lender, including premiums paid, shall be deemed to constitute disbursements of the proceeds of the Loan hereunder and shall bear interest from the date so disbursed until paid at the Default Rate.  In discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

7.5       Transactions with Affiliates.  If any Affiliate constitutes a material portion of the Collateral provided to Lender as security for the repayment of the Loan, Borrower shall not permit the merger or consolidation of such Affiliate into another business entity if such merger or consolidation would negatively impact the perfection of Lender’s security interest in the Collateral, without Lender’s prior written consent.

7.6        Financial Statements; Reports.  Borrower will from time to time furnish to Lender such information and reports, financial and otherwise, concerning Borrower, as Lender reasonably requires.

7.7         Affirmation of Representations and Warranties.  Borrower agrees that all representations and warranties of Borrower contained in Article 6 hereof shall remain true in all material respects at all times until the Loan is repaid in full.

7.8         Title.  Except for the Permitted Liens and lien of general real estate taxes payment of which is not yet due, Borrower shall keep title to the Collateral, free and clear of all liens, claims and encumbrances.  Borrower shall faithfully preserve and protect Lender's security interest in the Collateral and shall, at its own cost and expense, cause or assist Lender to cause that security interest to be perfected and continue perfected so long as the Indebtedness or any portion of the Indebtedness is outstanding, unpaid or executory.  For purposes of the perfection of Lender's security interest in the Collateral in accordance with the requirements of this Agreement, Borrower authorizes Lender, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of Borrower or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment.

7.9        Performance of Obligations; Notice of Default.  Borrower shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder.  Borrower shall promptly give to Lender notice of the occurrence of any Unmatured Default or of any event that could have a material adverse effect on any security for the Loan or on Borrower’s ability to perform its obligations under this Agreement or any of the other Loan Documents.

7.10      OFAC.  Borrower shall (a) ensure that no Person that controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended.

7.11       Loan Expenses.  Borrower agrees to pay all of the Loan Expenses.  Any Loan Expenses paid by Lender shall bear interest commencing ten (10) business days after  the date demand for repayment thereof is made by Lender until repaid to Lender at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Lender at any time by disbursement of proceeds of the Loan.  Any Loan Expenses paid by Lender shall be reimbursed to Lender by Borrower regardless of whether there shall be any disbursements of the Loan.

7.12       Notice of Certain Matters.  Borrower shall give notice to Lender, within fifteen (15) days after Borrower obtains actual knowledge thereof, of each of the following:

(a)         any litigation or claim affecting or relating to Borrower, including any of its Affiliates, and involving an amount in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00); and any litigation or claim that might subject Borrower or any of its Affiliates to liability in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), whether covered by insurance or not;

(b)          any dispute between Borrower or any of its Affiliates and any Governmental Agency the adverse determination of which might materially affect Borrower;

(c)          any trade name hereafter used by Borrower or any of its Affiliates  and any change in Borrower’s principal place of business;

(d)          any Unmatured Default or Event of Default; and/or

(e)          any material adverse change in the financial condition of Borrower or in the Collateral.

7.13      Additional Reports and Information.  Borrower shall deliver to Lender, concurrently with delivery to the third parties noted hereafter, copies of all reports which are available for public inspection or which Borrower is required to file with any Governmental Agency.

7.14      Further Assurances.  Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by the Loan Documents, including the Collateral, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

7.15     Amendment of Organizational Documents.  Neither the Certificate of Incorporation nor the Bylaws of Borrower shall be amended, supplemented or restated, in whole or in part, without the prior, written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed).  Borrower shall deliver to Lender a copy of any such amendment, supplementation or restatement to the Certificate of Incorporation or the Bylaws within ten (10) calendar days after the execution of any such amendment.

7.16       Right of First Refusal. The Borrower hereby grants to Lender and its Affiliates  a right of first refusal ("Right of First Refusal"), for a period of the later of (a) June 30, 2022 and (b) repayment in full of the Loan, including all principal, interest, fees and Loan Expenses  (i) to act as lead underwriter and sole book runner in connection with any public offering of equity, equity-linked or debt securities or other capital markets financing, with such Affiliate’s name on the cover of any public offering prospectus in the upper left relative to the names of the other underwriters participating in the transaction and such Affiliate managing all of the "roadshow" logistics, share allocations and all stabilization transactions, provided that the terms of any such right of first refusal are in compliance with  Rule 5110(f)(2) of the Financial Industry Regulatory Authority, Inc. ("FINRA"); and (ii) to act as sole  initial purchaser and/or placement agent in any private offering of equity, equity-linked or debt securities or other capital markets financing.

8.           EVENTS OF DEFAULT.  The occurrence of any one or more of the following, shall constitute an “Event of Default”:

(a)          Failure by Borrower to make: (i) any payment of principal or interest under the Note when due, or (ii) any other payment under the Loan Documents when due or, if no date is stated, five (5) days after demand (or such shorter period as may be expressly provided for herein or therein).

(b)          Failure by Borrower to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower contained in this Agreement and not specifically referred to elsewhere in this Section 8; provided, however, that if such failure by its nature can be cured, then so long as the priority, validity and enforceability of the liens created by this Agreement, or any of the other Loan Documents is not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money).

(c)          The existence of any material inaccuracy or untruth in any representation or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower.

(d)          Borrower or any of its successors or permitted assigns, shall:

(i)          file a voluntary petition in bankruptcy or an arrangement or reorganization under any federal or state bankruptcy, insolvency or debtor relief law or statute (hereinafter referred to as a “Bankruptcy Proceeding”);

(ii)           file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay his, her or its debts;

(iii)          fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within sixty (60) days after the filing thereof;

(iv)         solicit or cause to be solicited petitioning creditors for any involuntary Bankruptcy Proceeding against Borrower;

(v)          be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(vi)          have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and, with respect to an involuntary proceeding only, such trustee or receiver is not discharged or such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within sixty (60) days after the commencement thereof;

(vii)          make an assignment for the benefit of creditors;

(viii)          consent to any appointment of a receiver or trustee or liquidator of all of its property, or the major part thereof; or

(ix)          have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets.

(e)          The assignment or attempted assignment of this Agreement by Borrower without Lender’s prior written consent.

(f)          The occurrence of a material adverse change in the financial condition of Borrower.

(g)          The occurrence of an Event of Default under any of the other Loan Documents.

(h)         The existence of any fraud, dishonesty or bad faith by or with the acquiescence of Borrower which in any way relates to or affects the Loan.

(i)          The occurrence of a default under any other loan in excess $250,000 under which Borrower is obligated.

9.           REMEDIES.

9.1         Remedies.  Upon the occurrence of any Event of Default (subject to all required cure periods hereunder), Lender, in addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of the Note or the other Loan Documents, may declare the outstanding principal balance of the Loan, together with all accrued interest thereon and other amounts owing in connection therewith, to be immediately due and payable in full, regardless of any other specified due date, and in the event of the occurrence of an Event of Default under Section 8(d) such principal and interest shall become immediately due automatically.

9.2        Cumulative Remedies, No Waiver.  Lender’s rights and remedies under the Loan Documents are cumulative and in addition to all rights and remedies provided by Applicable Law from time to time.  The exercise or direction to exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy.  No waiver of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated.  No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated.  No waiver of any provision of any Loan Document shall be construed as a waiver of any subsequent breach of the same provision.  The consent by Lender to any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act.  Lender’s acceptance of the late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

10.          MISCELLANEOUS.

10.1       Additional Indebtedness.  If any advances or payments made by Lender pursuant to this Agreement or any other Loan Document, together with disbursements of the Loan, shall exceed the aggregate face amount of the Note, all such advances and payments shall constitute additional Indebtedness secured by the security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

10.2       Additional Acts.  Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Lender the evidence of and security for the Loan contemplated by this Agreement.

10.3      Loan Agreement Governs.  In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

10.4       Additional Advances.  If an Event of Default shall occur, Lender may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Loan Documents, and all other amounts advanced by Lender in connection with preserving any security for the Loan, shall constitute additional advances of the Loan, shall be secured by the security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

10.5     Amendment; Waiver; Approval.  This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lender at the time of such amendment, modification or supplement.  No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth.  Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default.  Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof.  Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to Borrower.

10.6       Notice.  All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) immediately upon transmission of electronic mail (e-mail).  Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Lender:	B. Riley Commercial Capital, LLC
21255 Burbank Blvd.
Suite 400
Woodland Hills, CA 91367
Attn: General Counsel
Telephone: (212) 457-9947

With copy to:	Duane Morris LLP
1540 Broadway
New York, NY 10036
Attn: James T. Seery
Telephone: 973-424-2088
Email: jtseery@duanemorris.com

To Borrower:	iSun, Inc.
400 Avenue D, Suite 10
Williston, VT 05495
Attn: Jeffrey Peck, CEO
Telephone: 802-658-3389
Email: jeff@isunenergy.com

With copy to:	Merritt & Merritt
60 Lake Street, 2nd Floor
PO Box 5839
Burlington, VT 05402
Attn: H. Kenneth Merritt, Jr.
Telephone: 802-658-7830
Email: kmerritt@merritt-merritt.com

10.7     Benefit; Assignment.  The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender and its successors and assigns.  The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void. Lender shall have the right to sell, assign or transfer portions of its right, title and/or interest in and to this Agreement and the other Loan Documents (including the sale of participation interests therein), without the consent or approval of Borrower, and Borrower agrees to cooperate in all respects with Lender in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Lender or such transferee provided that such documents and instruments do not materially adversely affect any of Borrower’s duties or obligations under the Loan Documents.

10.8       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.9      Indemnity.  Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including court costs and reasonable attorneys’ fees) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the offer for sale or sale of any limited partnership interest, shareholder interest or membership interest in Borrower, the acquisition or sale or offer for sale of all or any portion of the Collateral, including, without limitation, any brokerage commissions or finder’s fees asserted against Lender with respect to the making of the Loan or other matters; provided, however, that the foregoing indemnity shall not extend to any liabilities, obligations, claims, losses, costs, damages or expenses resulting from the gross negligence or willful misconduct of Lender.

10.10     Headings.  The titles and headings of the articles, sections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

10.11     No Partnership or Joint Venture.  Lender, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower or any of their respective associates or affiliates.

10.12     Time is of the Essence.  Time is of the essence of the payment of all amounts due Lender under the Loan Documents and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

10.13    Invalid Provisions.  In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

10.14    Acts by Lender.  Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

10.15     Binding Provisions.  The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns.

10.16     Counterparts.  This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.  This Agreement may be signed and delivered by tele facsimile or other electronic signatures and such signatures shall bind the parties hereto. Delivery of an executed counterpart of this Agreement by tele facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by tele facsimile or any other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

10.17     No Third Party Beneficiary.  This Agreement is only for the benefit of the parties hereto and their permitted successors and assigns.  No other Person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

10.18     Publicity.  Subject to compliance with Applicable Laws, Lender reserves the right to publicize the making of the Loan in any manner it deems appropriate.

10.19    Joint and Several Obligations.  The obligations and liabilities of Borrower under this Agreement shall be joint and several and shall be binding upon and enforceable against Borrower and its successors and assigns.

10.20     JURISDICTION AND VENUE.  BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION.  BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT.  BORROWER WAIVES ANY CLAIM THAT NEW YORK COUNTY, NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.  SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY APPLICABLE LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

10.21  JURY WAIVER.  BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:		LENDER:

iSUN, INC.		B. RILEY COMMERCIAL CAPITAL, LLC

By:	/s/ Jeffrey Peck	By:	/s/ Phillip J. Ahn
Name:	Jeffrey Peck	Name:	Phillip J. Ahn
Title:	CEO	Title:	Chief Financial Officer

Loan and Security Agreement Signature Page

EXHIBITS

Exhibit A – Form of Note

Exhibit B – Power of Attorney

(Exhibit to Loan and Security Agreement)

EXHIBIT A

FORM NOTE

NOTE

[PLACE]
$10,000,000.00

The undersigned, for value received, iSun, Inc., a Delaware corporation, promises to pay to the order of B. Riley Commercial Capital, LLC  (“Lender”) at its principal office in Woodland Hills, California, the aggregate unpaid amount of the TEN MILLION ($10,000,000.00) DOLLARS (“Loan”) made to the undersigned by Lender pursuant to the Loan and Security Agreement referred to below, such principal amount to be payable on the dates set forth in the Loan and Security Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of the Loan from the date of the Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note (“Note”) evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”; terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), among the undersigned and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State without reference to conflicts of law provisions.

(Signature page follows.)

(Exhibit to Loan and Security Agreement)

iSUN, INC.

By:

Title:

EXHIBIT B

POWER OF ATTORNEY

This Power of Attorney is executed and delivered as of September 30, 2021, by iSun, Inc.  (the “Borrower”), a corporation organized and existing under the laws of the State of Delaware pursuant to the Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and among Borrower and Lender named therein.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

Upon the occurrence and during the continuance of an Event of Default (unless waived in writing by Lender), Borrower hereby irrevocably constitutes and appoints B. Riley Commercial Capital, LLC or its designee (the “Agent”), Borrower’s true and lawful attorney-in-fact to take any action and execute any instruments which the Agent may deem necessary or advisable (without notice to or assent by Borrower, except to the extent required by the Loan Agreement or applicable Law) to enforce its rights and remedies under the Loan Agreement, the Irrevocable Placement Notice and other related documents, including, without limitation to:

            (a)        Sell Common Stock of Borrower pursuant to, and in accordance with, the ATM Agreement and the Irrevocable Placement Notice, and execute, in connection with such sale or action, any transfer agent instructions, brokerage agreements, endorsements, assignments or other instruments of conveyance or transfer in connection therewith, and use the net proceeds thereof, after commissions, to repay any and all amounts outstanding under the Loan Agreement;

(b)        Execute the ATM Agreement or any successor or replacement to the ATM Agreement on behalf of Borrower upon any termination or attempted termination thereof by Borrower or any person purporting to act through or on behalf of Borrower;

(c)          To execute and deliver to the Agent on behalf of Borrower the Irrevocable Placement Notice or any replacement thereof;

(d)          Upon the failure of Borrower to do so upon the request of the Agent, file any prospectuses, or supplements thereto, necessary or desirable in order to effectuate the purposes of the Irrevocable Placement Notice;

              (e)          Do and perform any and every act required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Borrower might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney is irrevocable and coupled with an interest, until the payment in full of the Note.

The authority to grant this Power of Attorney was approved by the Board of Directors of Borrower, by a Unanimous Written Consent dated September 27. 2021.

Borrower, through its Board of Directors, ratifies and confirms everything that the attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue of this instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date first above written.

iSUN, INC.

By
Name:
Title:

IN PRESENCE OF:

STATE OF VERMONT COUNTY OF CHITTENDEN	) )SS. )

On the 30TH  day of September   2021, before me personally came John Sullivan , to me known, who, being by me duly sworn, did depose and say that he resides at Burlington, Vermont  ; that he is the[Chief Financial Officer of iSun, Inc., the corporation described and which executed the foregoing instrument; that he signed his name thereto by order of the Board of Directors of said corporation.

My Commission Expires:
Notary Public Printed Name: